EXHIBIT 12


                                                       KATHLEEN A. MCGAH
                                                       Deputy General Counsel
                                                       Legal Division - 19 CP
                                                       TELEPHONE: (860) 308-6894
                                                       FAX: (860) 308-5155


                                                       October 8, 2004


The Travelers Insurance Company
Travelers Growth and Income Stock Account for Variable Annuities
One Cityplace
Hartford, Connecticut 06103-3415


Gentlemen:

         With reference to the Registration Statement on Form N-3 filed by The Travelers Insurance Company and Travelers Growth and Income Stock Account for Variable Annuities with the Securities and Exchange Commission covering Variable Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commission of the State of Connecticut.

2. Travelers Growth and Income Stock Account for Variable Annuities is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

3. The variable annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and Travelers Growth and Income Stock Account for Variable Annuities.

4. Assets of Travelers Growth and Income Stock Account for Variable Annuities are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                                 Very truly yours,
                                                 /s/Kathleen A. McGah
                                                 Deputy General Counsel
                                                 The Travelers Insurance Company